UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

FormFactor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50307	13-3711155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road Livermore, California	94551
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 290-4000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On October 26, 2010, FormFactor, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 25, 2010.  A copy of the press release is furnished as Exhibit 99.01 to this report and is incorporated herein by reference.

Item 8.01                                           Other Items.

On October 20, 2010, the Company announced that the board of directors approved a stock repurchase plan.  The board approved up to $50 million to repurchase shares of the Company’s outstanding common stock during the period terminating October 20, 2011.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title and Description
99.01	Press release announcing earnings for the fiscal quarter ended September 25, 2010.

The information in this current report and the accompanying exhibit shall not be incorporated by reference into any filing of FormFactor with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report and the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FormFactor, Inc. (Registrant)

Date: October 26, 2010	By:	/s/ Stuart M. Merkadeau
Stuart M. Merkadeau
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Title and Description
99.01	Press release announcing earnings for the fiscal quarter ended September 25, 2010.